Exhibit 99.1

David Miller (editorial/media) 408.563.9582 Michael Sullivan (financial community) 408.986.7977
APPLIED MATERIALS ANNOUNCES SECOND QUARTER OF FISCAL 2009 RESULTS
SANTA CLARA, Calif., May 12, 2009 — Applied Materials, Inc. today reported results for its second fiscal quarter ended April 26, 2009. Net sales were $1.02 billion, and the GAAP net loss was $255 million, or $0.19 per share. The company also reported a non-GAAP net loss for the period of $136 million, or $0.10 per share.
     “In a period of exceptionally weak demand, Applied preserved its strong balance sheet, returned a dividend to our stockholders and made substantial investments in our future,” said Mike Splinter, Chairman and CEO.
GAAP Results

	Q2 FY ’09	Q1 FY ’09	Q2 FY ’08
Net sales	$1.02 billion	$1.33 billion	$2.15 billion
Net income (loss)	($255 million)	($133 million)	$303 million
Earnings (loss) per share	($0.19)	($0.10)	$0.22
Non-GAAP Results

	Q2 FY ’09	Q1 FY ’09	Q2 FY ’08
Non-GAAP net income (loss)	($136 million)	($3 million)	$362 million
Non-GAAP earnings (loss) per share	($0.10)	$0.00	$0.26
     The non-GAAP results exclude the impact of the following, as applicable for a particular quarter: investment impairments, equity-based compensation, restructuring and asset impairments, acquisition-related costs, ceasing implant development, and amounts associated with the resolution of income tax audits. A reconciliation of the GAAP and non-GAAP results is provided in the financial statements included in this release.
Order and Backlog Summary
     New orders totaled $649 million and were generated in the following regions: North America 20 percent, Taiwan 19 percent, Europe 19 percent, Japan 16 percent, Korea 13 percent, and Southeast Asia and China 13 percent. Backlog at the end of the period was $3.16 billion, down from $4.05 billion at the end of the first quarter of fiscal 2009.

Applied Materials, Inc.

Reportable Segment Results

	Q2 FY ’09			Q1 FY ’09			Q2 FY ’08
	New	Net	Operating Income	New	Net	Operating Income	New	Net	Operating Income
(In millions)	Orders	Sales	(Loss)	Orders	Sales	(Loss)	Orders	Sales	(Loss)
Silicon	$259	$260	($96)	$246	$546	$34	$1,061	$1,268	$448
Applied Global Services	$236	$319	($1)	$310	$345	$26	$602	$599	$159
Display	$13	$84	$1	$26	$149	$26	$493	$198	$59
Energy and Environmental Solutions	$141	$357	($93)	$321	$293	($65)	$257	$85	($71)
Use of Non-GAAP Financial Measures
     Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.
Webcast Information
     Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com.
Forward-Looking Statements
     This press release contains forward-looking statements, including statements regarding Applied’s performance and investments. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for nanomanufacturing technology products, which is subject to many factors, including uncertain global economic and industry conditions, business and consumer spending, demand for electronic products and semiconductors, governmental renewable energy policies and incentives, and customers’ utilization rates and capacity requirements, including capacity utilizing the latest technology; the duration and severity of the recession; customers’ ability to acquire sufficient capital and/or obtain regulatory approvals; variability of operating results among the company’s segments caused by differing conditions in the served markets; Applied’s ability to (i) develop, deliver and support a broad range of products, expand its markets and develop new markets, (ii) timely implement and maintain effective cost

Applied Materials, Inc.

reduction programs, realize expected benefits, and align its cost structure with business conditions, (iii) plan and manage its resources and production capability, including its supply chain, (iv) implement initiatives that enhance global operations and efficiencies, (v) obtain and protect intellectual property rights in key technologies, and (vi) attract, motivate and retain key employees; and other risks described in Applied Materials’ SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.
     Applied Materials, Inc. (Nasdaq: AMAT) is the global leader in Nanomanufacturing Technology™ solutions with a broad portfolio of innovative equipment, services and software products for the fabrication of semiconductor chips, flat panel displays, solar photovoltaic cells, flexible electronics and energy-efficient glass. At Applied Materials, we apply Nanomanufacturing Technology to improve the way people live. Learn more at www.appliedmaterials.com.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	April 26,	April 27,	April 26,	April 27,
(In thousands, except per share amounts)	2009	2008	2009	2008

Net sales	$1,020,077	$2,149,998	$2,353,473	$4,237,395
Cost of products sold	864,558	1,183,170	1,806,378	2,335,586

Gross margin	155,519	966,828	547,095	1,901,809

Operating expenses:
Research, development and engineering	236,335	287,122	465,875	560,341
General and administrative	101,080	122,035	242,321	238,011
Marketing and selling	84,678	119,410	168,793	243,327
Restructuring and asset impairments	26,709	510	159,481	49,496

Income (loss) from operations	(293,283)	437,751	(489,375)	810,634

Pre-tax loss of equity method investment	19,175	9,766	34,983	19,352
Impairment of equity method investment and strategic investments	77,081	—	77,081	—
Interest expense	5,058	6,256	11,052	10,801
Interest income	11,789	32,414	27,024	62,984

Income (loss) before income taxes	(382,808)	454,143	(585,467)	843,465

Provision (benefit) for income taxes	(127,418)	151,636	(197,143)	278,582

Net income (loss)	$(255,390)	$302,507	$(388,324)	$564,883

Earnings (loss) per share:
Basic	$(0.19)	$0.22	$(0.29)	$0.41
Diluted	$(0.19)	$0.22	$(0.29)	$0.41

Weighted average number of shares:
Basic	1,331,729	1,356,705	1,330,476	1,363,975
Diluted	1,331,729	1,373,314	1,330,476	1,379,071

Applied Materials, Inc.

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

	April 26,	October 26,
(In thousands)	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$1,466,976	$1,411,624
Short-term investments	597,389	689,044
Accounts receivable, net	914,392	1,691,027
Inventories	1,901,024	1,987,017
Deferred income taxes, net	390,025	388,807
Income taxes receivable	300,401	125,605
Other current assets	344,599	371,033

Total current assets	5,914,806	6,664,157
Long-term investments	1,000,705	1,367,056
Property, plant and equipment	2,864,396	2,831,952
Less: accumulated depreciation and amortization	(1,774,273)	(1,737,752)

Net property, plant and equipment	1,090,123	1,094,200

Goodwill, net	1,171,740	1,174,673
Purchased technology and other intangible assets, net	347,117	388,429
Equity method investment	—	79,533
Deferred income taxes and other assets	224,608	238,270

Total assets	$9,749,099	$11,006,318

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$1,156	$1,068
Accounts payable and accrued expenses	1,047,915	1,545,355
Customer deposits and deferred revenue	962,975	1,225,735
Income taxes payable	120,787	173,394

Total current liabilities	2,132,833	2,945,552

Long-term debt	201,165	201,576
Other liabilities	319,202	310,232

Total liabilities	2,653,200	3,457,360

Stockholders’ equity:
Common stock	13,330	13,308
Additional paid-in capital	5,155,301	5,095,894
Retained earnings	11,031,711	11,601,288
Treasury stock	(9,100,915)	(9,134,962)
Accumulated other comprehensive loss	(3,528)	(26,570)

Total stockholders’ equity	7,095,899	7,548,958

Total liabilities and stockholders’ equity	$9,749,099	$11,006,318

Applied Materials, Inc.

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	Six Months Ended
	April 26,	April 27,
(In thousands)	2009	2008

Cash flows from operating activities:
Net income (loss)	$(388,324)	$564,883
Adjustments required to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	146,108	154,321
Loss on fixed asset retirements	7,002	21,527
Provision for bad debts	62,539	—
Restructuring and asset impairments	159,481	49,496
Deferred income taxes	35,927	(38,538)
Excess tax benefits from equity-based compensation plans	—	(5,406)
Net recognized loss (gain) on investments	10,915	(3,560)
Pretax loss of equity-method investment	34,983	19,352
Impairment of equity-method investment and strategic investments	77,081	—
Equity-based compensation	72,780	89,044
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	714,096	385,830
Inventories	85,993	(277,478)
Other current assets	13,411	116,352
Other assets	(1,144)	(4,875)
Accounts payable and accrued expenses	(649,976)	(107,155)
Customer deposits and deferred revenue	(262,760)	302,195
Income taxes	(246,739)	(11,803)
Other liabilities	27,710	9,548

Cash provided by (used in) operating activities	(100,917)	1,263,733

Cash flows from investing activities:
Capital expenditures	(128,099)	(137,699)
Cash paid for acquisition, net of cash acquired	—	(235,324)
Proceeds from sales and maturities of investments	925,485	3,131,994
Purchases of investments	(486,527)	(3,376,917)

Cash provided by (used in) investing activities	310,859	(617,946)

Cash flows from financing activities:
Debt repayments	(323)	(12)
Proceeds from common stock issuances	27,633	308,463
Common stock repurchases	(22,906)	(899,984)
Excess tax benefits from equity-based compensation plans	—	5,406
Payment of dividends to stockholders	(159,736)	(164,274)

Cash used in financing activities	(155,332)	(750,401)

Effect of exchange rate changes on cash and cash equivalents	742	151

Increase (decrease) in cash and cash equivalents	55,352	(104,463)

Cash and cash equivalents — beginning of period	1,411,624	1,202,722

Cash and cash equivalents — end of period	$1,466,976	$1,098,259

Supplemental cash flow information:
Cash payments for income taxes	$83,128	$167,185
Cash payments for interest	$7,211	$7,229

Applied Materials, Inc.

APPLIED MATERIALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended			Six Months Ended
	April 26,	April 27,	January 25,	April 26,	April 27,
(In thousands, except per share amounts)	2009	2008	2009	2009	2008

Non-GAAP Net Income (Loss)

Reported net income (loss) (GAAP basis)	$(255,390)	$302,507	$(132,934)	$(388,324)	$564,883
Equity-based compensation expense	39,172	50,322	33,608	72,780	89,044
Certain items associated with acquisitions [1]	24,824	31,144	26,025	50,849	62,182
Restructuring and asset impairments [2,3,4]	26,709	510	132,772	159,481	49,496
Costs associated with ceasing development of beamline implant products [5]	—	259	—	—	1,280
Impairment of equity method investment and strategic investments	77,081	—	—	77,081	—
Income tax effect of non-GAAP adjustments and resolution of audits of prior years’ income tax filings	(48,040)	(23,142)	(62,939)	(110,979)	(60,468)

Non-GAAP net income (loss)	$(135,644)	$361,600	$(3,468)	$(139,112)	$706,417

Non-GAAP Net Income (Loss) Per Diluted Share

Reported net income (loss) per diluted share (GAAP basis)	$(0.19)	$0.22	$(0.10)	$(0.29)	$0.41
Equity-based compensation expense	0.02	0.03	0.02	0.04	0.05
Certain items associated with acquisitions	0.01	0.02	0.01	0.03	0.03
Restructuring and asset impairments	0.01	—	0.06	0.08	0.02
Costs associated with ceasing development of beamline implant products	—	—	—	—	—
Impairment of equity method investment and strategic investments	0.05	—	—	0.05	—
Resolution of audits of prior years’ income tax filings	(0.01)	—	—	(0.01)	—
Non-GAAP net income (loss) — per diluted share	$(0.10)	$0.26	$0.00	$(0.10)	$0.51
Shares used in diluted shares calculation	1,331,729	1,373,314	1,329,223	1,330,476	1,379,071

[1]	Incremental charges attributable to acquisitions consisting of inventory fair value adjustments on products sold and amortization of purchased intangible assets.

[2]	Results for the three months ended April 26, 2009 included asset impairment charges of $15 million related to wafer cleaning equipment and restructuring charges of $12 million primarily associated with a restructuring program announced on November 12, 2008. Results for the six months ended April 26, 2009 included asset impairment charges of $15 million related to wafer cleaning equipment and restructuring charges of $145 million associated with a restructuring program announced on November 12, 2008.

[3]	Results for the six months ended April 27, 2008 included restructuring charges of $38 million associated with a global cost reduction plan.

[4]	Results for the three and six months ended April 27, 2008 included restructuring and asset impairment charges of $510,000 and $12 million, respectively, associated with ceasing development of beamline implant products.

[5]	Results for the three and six months ended April 27, 2008 included other operating charges of $259,000 and $1 million associated with ceasing development of beamline implant products.